ADMA Biologics Provides Corporate Update and Reports Second Quarter 2017 Financial Results

RAMSEY, N.J. – August 11, 2017 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), a vertically integrated biopharmaceutical and specialty immunoglobulin company that develops, manufactures and markets specialty plasma-based biologics for the treatment of Primary Immune Deficiency Disease (“PIDD”) and the prevention and treatment of certain infectious diseases, today announced its financial results for the quarter ended June 30, 2017 and provided a corporate update.

“We are very pleased with the Company’s transformative progress achieved during the second quarter of 2017. Most importantly, we successfully completed the acquisition of certain assets pertaining to the Biotest Pharmaceuticals Corporation Therapy Business Unit (“BTBU”), continued to integrate business operations, implemented certain departmental synergies and generated accretive revenues, which helped drive quarter-over-quarter sales growth by approximately 50%,” stated Adam Grossman, President and Chief Executive Officer of ADMA.

Mr. Grossman continued, “Also, during the second quarter of 2017, we engaged a leading consulting firm that manages a robust team of Subject Matter Experts (“SMEs”) with a focus on plasma derived products and biologics drugs, and which has extensive experience in remediating U.S. Food and Drug Administration (“FDA”) compliance and inspection matters. The role of this SME advisory firm is to assist and augment the Company’s resources in order to expeditiously resolve the inherited issues related to the acquired Boca Raton, FL Facility’s (the “Boca Facility”) quality management systems. Most recently, in July 2017 we were issued another patent attributable to RI-002, our lead pipeline product candidate, which encompasses methods of providing immunotherapy to patients using immune globulin compositions proprietary to ADMA, thus enhancing our intellectual proprietary portfolio and continuing to provide exclusivity until January 2035,” Mr. Grossman concluded.

2017 YTD Achievements and Anticipated Goals

  Consummated and closed the acquisition of BTBU, making ADMA a vertically integrated manufacturer and provider of specialty immune globulin products
  Ongoing successful integration of BTBU operations into ADMA
  Established a timeline and engaged SMEs to assist with the remediation of the FDA warning letter for the Boca Facility
  Set a corporate goal to be “Inspection Ready” by year end 2017
  Continue to generate and build on additional accretive revenues from FDA approved BTBU acquired assets
  Initiated the buildout of another ADMA BioCenter plasma collection facility
  Issued a second patent for immunotherapeutics methods for RI-002

Financial Results for the Three Months Ended June 30, 2017

ADMA reported revenues of $3.4 million for the second quarter ended June 30, 2017, compared to $2.3 million for the second quarter ended June 30, 2016, representing a quarter-over-quarter increase of approximately 50%. This growth was primarily attributable to sales generated from our second plasma center, as well as sales of Nabi-HB® as a result of our recent acquisition of certain BTBU assets, which include the commercial rights to Nabi-HB®.

The consolidated net loss for the quarter ended June 30, 2017 was $9.0 million, or $0.55 per basic and diluted share, as compared to a consolidated net loss of $6.0 million, or $0.50 per basic and diluted share, for the quarter ended June 30, 2016. The increase in net loss was primarily attributable to increased manufacturing costs, Boca Facility costs and third-party consultant fees pertaining to the remediation efforts in response to the FDA warning letter at the Boca Facility of $3.2 million. The increased net loss was also attributable to professional fees and other expenses incurred for the acquisition of the BTBU assets of $1.2 million. The increased net loss was partially offset by decreased research and development expenses of $2.0 million as a result of lower validation, testing and production costs related to RI-002 along with increased revenues from our plasma centers and sales of Nabi-HB®. Included in the net loss for the second quarter ended June 30, 2017 were non-cash expenses of $0.3 million for stock-based compensation and $0.2 million for depreciation and amortization.

Financial Results for the Six Months Ended June 30, 2017

ADMA reported revenues of $6.0 million for the six months ended June 30, 2017, as compared to $4.4 million for the six months ended June 30, 2016, representing an increase of 37%, which was a result of the continued growth in the plasma collection business and sales of Nabi-HB®.

The consolidated net loss for the six months ended June 30, 2017 was $15.6 million, or $1.06 per basic and diluted share, as compared to a consolidated net loss of $10.6 million, or $0.93 per basic and diluted share, for the six months ended June 30, 2016. The increase in net loss was primarily attributable to professional fees and other expenses incurred for the acquisition of the BTBU assets of $3.8 million and increased manufacturing costs and remediation consulting fees associated with the Boca Facility FDA warning letter, partially offset by decreased research and development expenses. Included in the net loss for the six months ended June 30, 2017 were non-cash expenses of $0.5 million for stock-based compensation and $0.4 million for depreciation and amortization.

At June 30, 2017, ADMA had cash and cash equivalents of $25.6 million, as compared to $15.3 million at December 31, 2016. ADMA’s net working capital as of June 30, 2017 was $28.6 million, as compared to $10.4 million as of December 31, 2016.

About ADMA Biologics, Inc. (ADMA)

ADMA is a vertically integrated biopharmaceutical and specialty immunoglobulin company that develops, manufactures and markets specialty plasma-based biologics for the treatment of Primary Immune Deficiency Disease (“PIDD”) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for medical reasons. ADMA has received U.S. Patents 9,107,906 and 9,714,283 related to certain aspects of its product candidate, RI-002. For more information, please visit www.admabiologics.com.

Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "intend," "target,” “will," “is likely,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning our ability to develop, manufacture, and commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and the prevention of certain infectious diseases, the success of our work with our third party vendors and the U.S. Food and Drug Administration in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with PIDD or other indications and our ability to realize increased prices for plasma growth in the plasma collection industry. These forward-looking statements also involve risks and uncertainties concerning the anticipated benefits and synergies of the recently completed acquisition transaction with Biotest, anticipated future combined businesses, operations, products and services, and liquidity, debt refinancing and/or repayment and capital return expectations, as well as ADMA’s ability to raise capital following closing of the Biotest transaction. Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, but are not limited to, the outcome of regulatory reviews with respect to the acquired BTBU assets, the ability of ADMA to successfully integrate the acquired therapy business, operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; the ability of the parties to retain their customers and suppliers; the ability of the parties to minimize the diversion of their managements’ attention from ongoing business matters; ADMA’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing, among others. Forward-looking statements are subject to many risks and uncertainties that could cause our actual results and the timing of certain events to differ materially from any future results expressed or implied by the forward-looking statements, including those risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

CONTACT: Brian Lenz

Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT: Matthew Duffy

Managing Director, LifeSci Advisors, LLC | 212-915-0685 |

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

REVENUES:
Product revenue	$3,363,692	$2,236,035	$5,956,855	$4,324,213
License and other revenue	35,709	35,709	71,417	71,417
Total Revenues	3,399,401	2,271,744	6,028,272	4,395,630

OPERATING EXPENSES:
Cost of product revenue	4,334,019	1,344,241	5,950,306	2,610,662
Research and development	1,358,409	3,399,889	2,551,136	5,427,601
Plasma centers	1,600,170	1,294,301	3,079,646	2,574,720
Amortization of intangibles	73,021	—	73,021	—
General and administrative	4,435,650	1,724,163	8,713,034	3,432,033

TOTAL OPERATING EXPENSES	11,801,269	7,762,594	20,367,143	14,045,016

LOSS FROM OPERATIONS	(8,401,868)	(5,490,850)	(14,338,871)	(9,649,386)

OTHER INCOME (EXPENSE):
Interest income	7,858	12,017	26,426	25,525
Interest expense	(642,485)	(537,998)	(1,261,013)	(1,005,439)
Other income	—	4,496	—	4,496
OTHER EXPENSE, NET	(634,627)	(521,485)	(1,234,587)	(975,418)

NET LOSS	$(9,036,495)	$(6,012,335)	$(15,573,458)	$(10,624,804)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.55)	$(0.50)	$(1.06)	$(0.93)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	16,427,054	12,121,500	14,666,677	11,407,918

ADMA BIOLOGICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED Balance Sheets:

	June 30,	December 31,
	2017	2016
ASSETS
Cash, cash equivalents and short-term investments	$25,574,009	$15,305,051
Accounts Receivable	2,292,274	1,018,027
Inventories	13,150,733	5,020,146
Prepaid expenses and other current assets	2,408,459	313,914
Assets held for sale	845,389	—
Total current assets	44,270,864	21,657,138
Property and equipment, net	28,626,668	94,567
Intangible assets, net	6,011,003	—
Goodwill	3,529,509	—
Assets to be transferred under purchase agreement	1,698,755	1,906,217
Deposits	502,454	27,163

TOTAL ASSETS	$84,639,253	$23,685,085

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$8,816,128	$4,950,037
Current portion of notes payable	6,666,667	6,111,111
Other current liabilities	162,216	161,713
Total current liabilities	15,645,011	11,222,861
Oxford notes payable, net of discount	11,150,708	14,111,640
Deferred revenue, net of current portion	2,618,616	2,690,033
Note payable - related party, net of discount	14,827,148	—
Purchase price payable	12,621,844	—
Other non-current liabilities	93,937	117,813
TOTAL LIABILITIES	56,957,264	28,142,347

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	27,681,989	(4,457,262)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$84,639,253	$23,685,085